                                                                     EXHIBIT 11
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                   PHP HEALTHCARE CORPORATION AND SUBSIDIARIES

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                         FOR THE QUARTER ENDED JULY 31,
                                                           1994         1995
                                                        ----------   ----------

Primary Earnings
     Net earnings. . . . . . . . . . . . . . . . . . .  $   91,000   $  925,000

Weighted average number of common shares
     outstanding . . . . . . . . . . . . . . . . . . .   5,075,809    5,410,099

Add common share equivalents (determined using the
     "treasury stock" method) representing shares
     issuable upon exercise of stock options and
     warrants. . . . . . . . . . . . . . . . . . . . .      26,463      887,153
                                                        ----------   ----------

Weighted average number of shares used in calculation
     of primary earnings per share . . . . . . . . . .   5,102,272    6,297,252
                                                        ==========   ==========

Primary earnings per common share. . . . . . . . . . .  $     0.02   $     0.15
                                                        ==========   ==========

Fully Diluted Earnings
     Net earnings. . . . . . . . . . . . . . . . . . .  $   91,000   $  925,000
     Net interest expense related to convertible
       debt. . . . . . . . . . . . . . . . . . . . . .         ---        6,000
                                                        ----------   ----------
     Net earnings as adjusted. . . . . . . . . . . . .  $   91,000   $  931,000
                                                        ==========   ==========

Weighted average number of common shares
     outstanding . . . . . . . . . . . . . . . . . . .   5,075,809    5,410,099

Add common share equivalents (determined using the
     "treasury stock" method) representing shares
     issuable upon exercise of stock options and
     warrants. . . . . . . . . . . . . . . . . . . . .      26,562      946,696

Assuming conversion of convertible debt. . . . . . . .         ---       55,555
                                                        ----------   ----------

Weighted average number of shares used in calculation
     of fully diluted earnings per share . . . . . . .   5,102,371    6,412,350
                                                        ==========   ==========

Fully diluted earnings per common share. . . . . . . .  $     0.02   $     0.15
                                                        ==========   ==========


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